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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We have issued our reports dated June 1, 1999, accompanying the consolidated financial statements and schedules incorporated in the Annual Report of Omnis Technology Corporation on Form 10-KSB for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said reports in Registration Statements of Omnis Technology Corporation on Form S-8 (File No. 33-65538, 33-81008, 33-46166, and 33-32677).



/s/ GRANT THORNTON LLP
-------------------------
GRANT THORNTON LLP

San Francisco, California
June 23, 1999